EXHIBIT 23.10

CONSENT OF NOVOGRADAC & COMPANY LLP, INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Invitation Homes Inc. of our report dated March 13, 2017 with respect to the consolidated financial statements of Waypoint/GI Venture, LLC and Subsidiaries as of and for the year ended December 31, 2016 included in the Current Report (Form 8-K) (No. 001-36163) of Starwood Waypoint Homes, filed on June 5, 2017.

/s/ Novogradac & Company LLP

Walnut Creek, California

September 19, 2017